SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 17, 2005
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	InterContinental The Barclay
111 East 48th Street
New York, New York 10017

April 14, 2005

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 17, 2005 at 9:00 a.m. Eastern Daylight Time at InterContinental The Barclay located at 111 East 48th Street, New York, New York.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the annual meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 17th.

Sincerely,

Thomas J. Friel

Chairman and Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 17, 2005
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	InterContinental The Barclay
111 East 48th Street
New York, New York 10017

Dear Stockholders:

At our annual meeting, we will ask you to

I.	Elect four (4) directors; and

II.	Transact any other business that may properly come before the annual meeting, or any adjournment of the annual meeting.

If you were a stockholder of record at the close of business on March 31, 2005, you are entitled to vote at the annual meeting or any adjournment of the meeting. A stockholder list will be available at our offices located at 245 Park Avenue, Suite 4300, New York, New York 10167 and at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 18, 2005 during normal business hours, for examination by any stockholder registered on our stock ledger as of March 31, 2005, for any purpose germane to the annual meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2004 is enclosed.

Sincerely,

Stephen W. Beard

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign and return the proxy card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    We are furnishing you with this Proxy Statement in connection with the solicitation of your proxy for our Annual Meeting of Stockholders to be held on May 17, 2005 and at any adjournment thereof. This solicitation is being made by mail. We may also use our officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    Our Annual Meeting of Stockholders will be held on May 17, 2005 at 9:00 a.m. Eastern Daylight Time at InterContinental The Barclay located at 111 E. 48th Street, New York, New York. This Proxy Statement is first being mailed to our stockholders entitled to notice of, and to vote at, the annual meeting on or about April 14, 2005.

Record Date.    Each share of our common stock that you own as of March 31, 2005, the record date of the annual meeting, entitles you to one vote. On March 31, 2005 there were 19,404,505 shares of our common stock outstanding.

Quorum.    A quorum of stockholders is necessary for us to hold a valid meeting. If at least a majority of our common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the annual meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker does not vote on some matters on the Proxy Card because the broker does not have authority to do so.

Voting.    You may vote on the proposals presented at the annual meeting in one of two ways:

•	By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate and in their discretion on any other matters that may properly come before the meeting. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of each individual nominated for director; or

•	In Person: You may come to the annual meeting and cast your vote.

If you grant us a proxy, you may revoke your proxy at any time before it is exercised by (1) sending notice to our Secretary at our principal executive offices in writing; (2) providing to us a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Required Vote.    A plurality of the votes cast at the annual meeting is required for the election of directors (Proposal I). This means that the four director nominees receiving the highest number of votes cast “FOR” will be elected. Only votes “FOR” will affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.

If your broker holds your shares in its name, the broker is permitted to vote your shares for the election of each individual nominee for director even if the broker does not receive voting instructions from you. If your broker does receive voting instructions from you, it must vote in accordance with these instructions.

The inspector of election appointed for the annual meeting will tabulate votes.

DESCRIPTION OF OUR CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation provides for our authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 19,404,505 shares were issued and outstanding on March 31, 2005 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which has been issued. Our common stock is included for quotation on the Nasdaq National Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, we have not declared any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to our further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, which are the only outstanding voting securities and equity securities of our company, as of March 31, 2005 (except where otherwise noted) by (1) our directors, (2) each of our named executive officers, (3) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and (4) all of our directors and executive officers as a group. On March 31, 2005, there were 19,404,505 shares of common stock outstanding. Unless otherwise indicated, we believe that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Thomas J. Friel (3) (4)	467,882	2.4
Richard I. Beattie	6,453	*
Antonio Borges	926	*
John A. Fazio	3,839	*
Jill Kanin-Lovers	870	*
Robert E. Knowling, Jr. (5)	19,453	*
Gerard R. Roche (4)	267,900	1.4
V. Paul Unruh	770	*
Douglas C. Yearley	2,879	*
Jocelyn A. Dehnert (4)	98,240	*
Bonnie W. Gwin (4)	67,698	*
L. Kevin Kelly (4)	55,979	*
Jeffrey R. Scherb (4)	70,038	*
Barclays Global Investors, NA (6)	1,212,740	6.2
FMR Corp. (7)	1,386,667	7.1
State Street Research & Management Company (8)	1,115,590	5.7

On March 31, 2005, the shares beneficially owned by all executive officers and directors as a group (16 persons) were:	1,116,927	5.7

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable on March 31, 2005 or which would become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.

(3)	Number includes shares held by the trustee of Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan for Mr. Friel’s account.

(4)	Number includes the right of each of Messrs. Friel, Roche, Kelly and Scherb and of Ms. Dehnert and Ms. Gwin to acquire beneficial ownership of 108,376, 51,625, 16,720, 39,999, 79,554 and 30,933 respectively, shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program I, which were exercisable on March 31, 2005 or which would become exercisable within 60 days of that date.

(5)	Number includes the right of Mr. Knowling to acquire beneficial ownership of 15,000 shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program II, which were exercisable on March 31, 2005 or which would become exercisable within 60 days of that date.

(6)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The mailing address for Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(7)	Number is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2005. The mailing address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	Number is based on information contained in an Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 27, 2005. State Street Research & Management Company disclaims any beneficial ownership of the shares covered pursuant to the Schedule 13G. The mailing address for State Street Research & Management Company is One Financial Center, 31st Floor, Boston, Massachusetts 02111.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board of Directors currently has nine members, two of whom are our employees and seven of whom are non-employees.

Our Board of Directors is divided into three classes for purposes of election. Our Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. Typically, one class is elected at each annual meeting of stockholders to serve for a three-year term. We propose that three directors be elected at the annual meeting to hold office for a three-year term expiring in 2008 and that one director be elected at the annual meeting to hold office for a one-year term to expire in 2006. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

Our Board of Directors has recommended and nominated each of the following persons to be elected to our Board of Directors in the Class with terms expiring in 2008: Messrs. Robert E. Knowling, Gerard R. Roche Jr., and V. Paul Unruh.

In addition, our Board of Directors has recommended and nominated the following person to be elected to our Board of Directors in the Class with a term expiring in 2006: Ms. Jill Kanin-Lovers.

The enclosed Proxy will be voted FOR the election of each of the four nominees unless it is marked to withhold authority to vote for one or more nominees. Proxies cannot be voted for more than four nominees.

Each of the nominees is a director standing for reelection. Ms. Kanin-Lovers (in June 2004) and Mr. Unruh (in July 2004) were each elected to the Board to fill a vacancy existing at that time. The recommendation of Ms. Kanin-Lovers and Mr. Unruh for selection by our Board of Directors was the result of a search utilizing our firm’s search capabilities. The search was conducted at the direction of our Nominating and Board Governance Committee, which is comprised solely of independent directors within the meaning of the applicable listing standards of the Nasdaq Stock Market (the “Nasdaq Rules”).

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors. Our Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the annual meeting. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR DIRECTOR

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Jill Kanin-Lovers	53	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources of Avon Products, Inc., and held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for seventeen years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers currently serves on the boards of directors of Alpharma, Inc., and Dot Foods, Inc.	06/2004

Robert E. Knowling, Jr.	49	Mr. Knowling has served as Chief Executive Officer of the New York City Leadership Academy since January 2003. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Internet Access Technologies, Inc., a software development company. Prior thereto, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a national broadband service provider of high-speed internet and network access, from July 1998 to November 2000. Covad Communications filed for reorganization under Chapter 11 on August 15, 2001. Prior to that, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, a broadband service provider, from March 1996 to July 1998 and Vice President of Network Operations at Ameritech Corp., from November 1994 to March 1996. Mr. Knowling serves on the boards of directors of Hewlett-Packard Company, Ariba, Inc., and The Immune Response Corporation.	09/2000

Gerard R. Roche	73	Mr. Roche has been our Senior Chairman since the merger of Heidrick & Struggles, Inc., into Heidrick & Struggles International, Inc. in 1999 (the “Merger”) and was our acting Chief Executive Officer from April 2003 until June 2003. Mr. Roche joined Heidrick & Struggles, Inc., in 1964 and was a member of the Board of Directors of Heidrick & Struggles, Inc., from 1970 until the Merger. Mr. Roche has been a member of our Board of Directors since the Merger.	02/1999

V. Paul Unruh	56	Mr. Unruh is the former Senior Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer of Bechtel from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Currently, Mr. Unruh serves on the boards of directors of Homestore, Inc., and VERITAS Software Corporation.	07/2004

CLASS 2006 DIRECTORS

(Directors with Terms Expiring in 2006)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Thomas J. Friel	57	Mr. Friel has been our Chairman and Chief Executive Officer since June 2003. Previously, Mr. Friel was Chairman of the Technology Practice, Chairman of the Leadership Services Group and a Vice Chairman of Heidrick & Struggles from October 2001 to June 2003. Prior to that, Mr. Friel was President of Heidrick & Struggles Ventures from 1999 to 2001. Mr. Friel also served on the Heidrick & Struggles Board of Directors subsequent to our initial public offering in 1999 until 2002 when the Board was transitioned to a majority of independent directors. He joined Heidrick & Struggles, Inc., in 1979.	06/2003

Douglas C. Yearley	69	Mr. Yearley has served as Chairman Emeritus of Phelps Dodge Corporation, a mining and manufacturing company, since 2000, and was Chairman of Phelps Dodge from 1989 until his retirement in 2000, Chief Executive Officer from 1989 to 1999, and President from 1991 to 1997. Mr. Yearley also serves on the boards of directors of Lockheed Martin Corporation, United States Steel Corporation and Marathon Oil Corporation.	04/2003

CLASS 2007 DIRECTORS

(Directors with Terms Expiring in 2007)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Richard I. Beattie	66	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 1991 and has practiced law at Simpson Thacher & Bartlett since 1968. Mr. Beattie also serves on the board of directors of Harley-Davidson, Inc.	03/2002

Antonio Borges	55	Mr. Borges has served as Vice Chairman of Goldman Sachs International since 2000. Prior thereto, Mr. Borges was Dean of INSEAD, widely recognized among the world’s top-tier business schools, from 1993 to 2000. Mr. Borges serves on the boards of directors of Sonaecom, Scor S.A., Jeronimo Martins, SGPS, S.A., Caixa Seguros, Banco Santander Portugal, S.A., and CNP Assurances. Mr. Borges is also Chairman of the European Corporate Governance Institute.	04/2004

John A. Fazio	61	Mr. Fazio is the former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Currently, Mr. Fazio serves on the boards of directors – as well as the audit committees – of ImClone Systems, Inc. and Dendrite International, Inc.	09/2003

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTING JILL KANIN-LOVERS, ROBERT E. KNOWLING, JR., GERARD R. ROCHE AND V. PAUL UNRUH TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Director and Stockholder Meetings.    Our Board of Directors met seven times during 2004. Each of the directors attended at least 75% of the meetings of the Board and the committees of which they were members. It is our policy that directors are expected to attend the annual meetings of stockholders unless circumstances impair their ability to do so. All of our directors attended the 2004 annual meeting of stockholders.

Board of Director Independence.    Each year, our Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq Rules, and who our Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. Our Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, our Board of Directors has determined that Richard I. Beattie, Antonio Borges, John A. Fazio, Jill Kanin-Lovers, Robert E. Knowling, Jr., V. Paul Unruh and Douglas C. Yearley are independent directors of the company within the meaning of applicable Nasdaq Rules and our Director Independence Standards. You can access our Director Independence Standards on the Corporate Governance portion of our website at: http://www.heidrick.com.

Stockholder Communications.    Our stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s secretary at: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    Our Board of Directors has adopted a Code of Business Conduct and Ethics. You can access this Code of Business Conduct and Ethics on the Corporate Governance portion of our website at: http://www.heidrick.com.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Board Governance Committee. Our Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of our Director Independence Standards and the applicable Nasdaq Rules, including, in the case of members of the Audit Committee, the specific independence requirements for audit committees.

Our Board of Directors has adopted a charter for each of the three standing committees. You can access these committee charters on the Corporate Governance portion of our website at: http://www.heidrick.com.

Audit Committee.    The Audit Committee of the Board of Directors is presently composed of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable Nasdaq Rules. Mr. Fazio is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Fazio and Mr. Unruh are “audit committee financial experts” as defined in Securities and Exchange Commission Rules. During 2004, the Audit Committee met ten times.

The Audit Committee recommends to our Board of Directors the appointment of an independent registered public accounting firm to annually audit our books and records, meets with and reviews the activities and the reports of our independent registered public accounting firm and reports the results of the review to our Board of Directors. The Audit Committee also periodically reviews the adequacy of our internal controls and pre-approves all services to be provided to the Company by our independent registered public accounting firm, KPMG LLP. These and other aspects of the Audit Committee’s authority are more particularly described in our Audit Committee Charter.

Compensation Committee.    The Compensation Committee consists of four independent directors, Messrs. Beattie, Knowling and Yearley and Ms. Kanin-Lovers. Mr. Knowling chairs the Compensation Committee. Each member also qualifies as a “non-employee” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The duties of the Compensation Committee are generally to review and approve employment and compensation matters involving executive officers. The Compensation Committee reviews, as appropriate, other compensation matters, including matters relating to salary, bonus, stock options and other equity and incentive arrangements. These and other aspects of the Compensation Committee’s authority are more particularly described in the Compensation Committee Charter. During 2004, the Compensation Committee met five times.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Borges and Yearley. Mr. Beattie chairs the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to our Board of Directors concerning candidates for nomination to our Board of Directors, the membership on committees of our Board of Directors, compensation of our Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also approves all related party transactions in accordance with the applicable Nasdaq Rules. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2004, the Nominating and Board Governance Committee met four times.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This will include a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of our business or other related industries, and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will determine whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, however the Nominating and Board Governance Committee has worked with search consultants from our firm to identify director candidates.

Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying our Corporate Secretary. In addition, our Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2006 Annual Meeting, a stockholder must notify our Corporate Secretary not less than sixty days nor more than ninety days prior to May 17, 2006. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in our Bylaws. The notice must set forth: (1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for election of directors pursuant to Section 14 of the Securities Exchange Act of

1934 and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION

Our directors who are also employees do not receive any compensation for serving as directors. In 2004, each of our non-employee directors received as compensation an annual retainer of $75,000, of which $50,000 was payable in cash and $25,000 was payable in the form of restricted stock units awarded on the date of our annual meeting of stockholders (a pro-rata award of restricted stock units is made to directors who join the Board of Directors between annual meetings). These awards of restricted stock units do not vest until the earlier of the date on which a director ceases to serve on the Board or the date of a change in control of the Company. In 2004, the chairman of the Audit Committee received an additional annual fee of $25,000 in cash and the chairmen of the other standing committees received an additional annual fee of $10,000 in cash.

Our non-employee directors may elect to defer payment of all or a portion of their cash compensation until termination of their service as directors under an unfunded deferred compensation plan. They may also elect to receive shares of common stock in lieu of the restricted stock units described above.

We reimburse all members of our Board of Directors for their out-of-pocket expenses incurred in connection with attending meetings.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation awarded to, earned by or paid to (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2004, during the years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year							Long-Term Compensation			All Other Compensation ($) (4)
		Annual Compensation						Awards		Payouts
		Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award ($) (3)	Securities Underlying Options (#)	Long- Term Incentive Payouts
Thomas J. Friel Chairman of the Board and Chief Executive Officer	2004 2003 2002	600,000 503,846 500,000		600,000 301,045 239,844		389,816 — —	(2)	— 645,000 —	50,000 108,000 —	— — —	3,647 76,243 4,160

Bonnie W. Gwin Managing Partner, North America (1)	2004 2003 2002	650,000 406,250 300,000		428,662 534,524 272,863	(5) (5) (5)	— — —		— — —	25,000 50,000 8,000	— — —	1,454 1,080 1,140

L. Kevin Kelly Managing Partner, Asia Pacific (1)	2004 2003 2002	519,698 364,299 203,784		1,320,926 1,273,208 1,125,603	(6) (6) (6)	194,522 229,936 240,574	(7) (7) (7)	— 107,074 100,018	15,000 30,000 4,000	— — —	79,590 54,522 10,661

Jocelyn A. Dehnert Managing Partner, Northern Europe	2004 2003 2002	628,526 475,000 344,404	(8) (8) (8)	0 237,500 426,462		522,677 691,106 112,449	(7) (7) (7)	— — 14,143	25,000 50,000 30,000	— — —	33,157 11,055 —

Jeffrey R. Scherb Chief Technology and Operations Officer (1)	2004 2003 2002	350,000 300,000 94,231		225,000 200,000 150,000		— — —		— — 180,020	20,000 30,000 20,000	— — —	73,580 1,530 472

(1)	Ms. Gwin was appointed President, Americas and Mr. Kelly was appointed President, EMEA effective April 1, 2005. Mr. Scherb was appointed an executive officer in January 2004.

(2)	For 2004, this amount represents compensation Mr. Friel received in connection with the Company’s exercise of stock warrants obtained in connection with client search assignments, but excludes $17,272,900 of such compensation deferred by Mr. Friel under a non-qualified deferred compensation arrangement. Mr. Friel’s participated in these search assignments prior to his appointment as Chairman and Chief Executive Officer.

(3)	This amount represents the dollar value of restricted stock units issued to each executive officer under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value of our common stock on the date of grant. Each grant vests ratably over three years commencing on the grant date, except for Mr. Scherb’s 2002 grant, which vested over two years. As of December 31, 2004, Messrs. Friel and Kelly and Ms. Dehnert held 33,334; 8,111 and 791 restricted stock units, respectively, with a value as of that date of $1,142,356; $277,964; and $27,108 respectively. Dividends paid on our common stock, if any, would not be paid on restricted stock units.

(4)	For Ms. Gwin and Messrs. Friel and Scherb, this amount represents compensation for expenses relating to group term life insurance and employer 401(k) matching contributions. For Mr. Scherb, includes compensation related to reimbursed commuting expenses and related tax gross ups. For Ms. Dehnert this amount represents compensation related to health insurance benefits, life insurance and personal use of an automobile. For Mr. Kelly, this includes compensation related to employer retirement contributions, commutation, insurance, and club dues.

(5)	For 2004, 2003 and 2002, Ms. Gwin’s bonus was comprised of a Management component ($350,000; $125,000; and $100,000 respectively) and a component tied to client servicing and business origination (the “Fee/SOB component”) ($78,662; $409,524; and $172,863 respectively).

(6)	For 2004 and 2003, Mr. Kelly’s bonus was comprised of a Fee/SOB component ($1,092,680 and $987,373 respectively) and a Management component ($228,296 and $285,835, respectively). For 2002, Mr. Kelly’s bonus was comprised of a Fee/SOB component ($1,079,716) and a Management component ($45,887). For 2004, compensation for Mr. Kelly was calculated as of December 31, 2004 using an exchange rate of 0.009704 Japanese Yen to 1 U.S. Dollar. Compensation for 2003 was calculated as of December 31, 2003 using an exchange rate of 0.0093410 Japanese Yen to 1 U.S. Dollar. Compensation for 2002 was calculated as of December 31, 2002 using an exchange rate of 0.0084380 Japanese Yen to 1 U.S. Dollar.

(7)	For all reporting periods, this amount represents compensation for housing allowance and other expatriate expenses and reimbursements.

(8)	For 2004, Ms. Dehnert was paid a base salary of 326,232 British Pounds Sterling, reported here as of December 31, 2004, using an exchange rate of 1 British Pound Sterling to 1.9266 U.S. Dollars. For 2003, compensation was calculated as of December 31, 2003, using an exchange rate of 1 British Pound Sterling to 1.7842 U.S. Dollars. Salary, bonus and compensation for 2002 was calculated as of December 31, 2002 using an exchange rate of 1 Australian Dollar to 0.56 U.S. Dollars and 1 British Pound Sterling to 1.6095 U.S. Dollars.

OPTION GRANT TABLE

(Options granted in fiscal year 2004)

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Thomas J. Friel	50,000	9.35%	$27.00	05/12/09	$372,980	$824,189

Bonnie W. Gwin	25,000	4.68%	$27.00	05/12/09	$186,490	$412,094

L. Kevin Kelly	15,000	2.81%	$27.00	05/12/09	$111,894	$247,257

Jocelyn A. Dehnert	25,000	4.68%	$27.00	05/12/09	$186,490	$412,094

Jeffrey R. Scherb	20,000	3.74%	$27.00	05/12/09	$149,192	$329,675

(1)	Of these nonqualified stock options, 33 1/3% vest on each of the first three anniversaries of May 12, 2004, or immediately upon a change in control of the Company.

(2)	The values in these columns are based upon calculations assuming the 5% and 10% annual stock price appreciation rate specified by the Securities and Exchange Commission. These assumed rates are not intended to forecast future price appreciation of the common stock. Actual gains, if any, on stock option exercises are dependent upon the future market performance of the common stock and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Realized Value ($)	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable ($)(1)
Thomas J. Friel	0	0	83,503/129,117	$1,317,633/1,907,495
Bonnie W. Gwin	0	0	24,816/61,651	$482,122/969,757
L. Kevin Kelly	13,266	127,033	11,115/37,652	$6,081/579,810
Jocelyn A. Dehnert	0	0	43,954/68,934	$789,298/1,086,132
Jeffrey R. Scherb	0	0	23,333/46,667	$440,361/701,139

(1)	Number computed based on the excess of $34.27, the closing price of our common stock on December 31, 2004, over the stock option exercise price. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance the value realized will be at or near the value estimated.

EMPLOYMENT AGREEMENTS

Thomas J. Friel.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Friel, effective June 24, 2003. The 2003 agreement provides for Mr. Friel to receive a base annual salary of $600,000 and to participate in the Performance Share Plan (“PSP”), annual Management Incentive Plan (“MIP”), and Management Stock Option Plan (“MSOP”) at the levels determined by the Compensation Committee of the Board of Directors. Mr. Friel’s employment agreement will automatically extend for additional periods of twelve months unless either party provides notice of non-renewal at least six months prior to the end of the term.

Jocelyn A. Dehnert.    In connection with her assignment as Regional Managing Partner, Northern Europe, we entered into an employment agreement with Ms. Dehnert effective September 1, 2002. This agreement provides for Ms. Dehnert to receive an annual base salary of $475,000 and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. The agreement also provides for certain expatriate adjustments and reimbursements while Ms. Dehnert is located in London, including a housing allowance of up to $481,481 (or £256,497), based on an exchange rate of US$ = £0.533) per annum, a cost of living allowance, initially set at US$150,923 (or £80,442 based on the same exchange rate) per annum to be adjusted semi-annually, and tax preparation fees.

Bonnie W. Gwin.    In connection with her assignment as Regional Managing Partner, North America, we entered into an employment agreement with Ms. Gwin, effective June 9, 2003. This agreement provides for Ms. Gwin to receive an annual base salary of $350,000 and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. Ms. Gwin was appointed President, Americas effective April 1, 2005.

L. Kevin Kelly.    In connection with his assignment as Regional Managing Partner, Asia Pacific, we entered into an employment agreement with Mr. Kelly, effective September 2, 2002. This agreement provides for Mr. Kelly to receive an annual base salary of ¥21,000,000 (or $195,170, based on an exchange rate of US$ = ¥0.0093) and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. The agreement also provides for certain expatriate adjustments and reimbursements, including a housing allowance of ¥8,400,000 (or $78,120 based on the same exchange rate) and tax preparation fees. Mr. Kelly was appointed President, Europe, Middle East and Africa effective April 1, 2005.

Jeffrey R. Scherb.    In connection with his joining the company, we entered into an employment agreement with Mr. Scherb, effective September 9, 2002. The 2002 agreement provides for Mr. Scherb to receive a base annual salary of $300,000 and to participate in the PSP and the annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors.

All of the named executive officers are participants in our Change in Control Severance Plan (the “CIC Plan”) at the top tier described below and in our severance plan (the “Severance Plan”) at the top management level described below.

We established and maintain the CIC Plan in order to secure, in our best interests and the best interest of our stockholders, the continued services, dedication and objectivity of certain of our key employees in the event of any threat or occurrence of a change in control (as defined in the CIC Plan). The CIC Plan provides that upon our termination of a participant’s employment without cause or the participant’s resignation for good reason (as those terms are defined in the CIC Plan) within the two-year period commencing on a change in control, we will pay such participant a lump-sum cash payment equal to one or two times the sum of the participant’s base salary and bonus amount (as defined in the CIC Plan). Top-tier executives will receive two times base salary and bonus. The participant is also entitled to any accrued but unpaid compensation, as well as the continuation of certain benefits. In addition, for top-tier executives, upon the occurrence of a change in control, we will accelerate the vesting of certain awards granted to such participants under the GlobalShare Plan and other compensatory plans maintained by us will be automatically accelerated and such participants may receive golden parachute gross-up payments. In order to receive any severance payments under the CIC Plan, the participant must waive his or her rights to any severance payments that he or she is entitled to receive under any other severance plan or employment agreement maintained by us. Each participant must also agree to abide by certain restrictive covenants, including covenants barring the participant from competing with us or soliciting any of our customers or employees for a period of one year.

The Severance Plan provides severance benefits that are payable to a participant upon the involuntary termination of such participant’s employment for any reason other than cause (as defined in the Severance Plan). Participants in the Severance Plan will not be eligible to receive benefits in the cases of voluntary resignation, commencement of a leave of absence, retirement, death or disability. In cases where the participant’s employment is terminated by reason of the transfer to an affiliated business, the sale of the Company or all or part of its assets or the outsourcing of a division, department, business unit or function, benefits will be provided only if a new offer of employment with us or any of our affiliates has not been made to the affected participant. Executive officers participating in the Severance Plan at the top management level will receive a severance payment equal to one year of base salary plus target bonus amount. All severance payments, however, are capped at two times the participant’s “annual compensation” (as defined in the Department of Labor Regulations). To receive any payment of severance benefits under the Severance Plan in excess of two weeks’ base salary, the participant must sign a release.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of four independent directors (Messrs. Knowling, Beattie and Yearley and Ms. Kanin-Lovers). During 2004, no person who was a member of the Compensation Committee was one of our officers or employees, nor did any of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. From time to time, our Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Compensation Committee but none of our officers may be present during discussions or deliberations regarding his or her own compensation nor may they vote on any matters brought before the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Philosophy.    We believe that executive compensation should be directly linked to increased stockholder value. Our approach to executive compensation is designed to support achieving our key business objectives, to align the executive officers’ interests with those of our stockholders and to enable us to attract, retain and reward key personnel. It has been and currently is our philosophy to position our total compensation for our executive officers and other key employees at levels competitive with those of other major executive recruiting firms. Because many of these organizations are privately held, much of the compensation data is derived from executives and search consultants recruited by us and our understanding of pay practices and trends within the professional services industry.

Relationship of Company Performance to Executive Compensation.    Our executive compensation is comprised of two components: base salary and incentives (cash and non-cash), each of which is intended to serve the overall compensation program. Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and general economic conditions as well as a number of factors relating to the particular employee, including his or her performance and the level of experience, ability and knowledge required for the job.

The Compensation Committee has approved a management compensation program that consists of an annual Management Incentive Plan (“MIP”), a Management Stock Option Plan (“MSOP”) and a Performance Share Program (“PSP”). These plans provide for designated participants to receive annual and longer-term incentive compensation and seek to ensure that certain members of management participate as a group rather than have individual contracts or other arrangements with varying incentives and other terms.

The MIP is an annual bonus program designed to link participant performance with the attainment of pre-established Company, strategic business unit and individual performance goals. It provides for an annual bonus ranging from 0% to 150% of target incentive compensation. Bonuses are paid in cash for awards up to 100% of target incentive compensation.

The MSOP is designed to align the interests of executives and stockholders with the common goal of increasing stockholder value. It provides for annual grants of non-qualified stock options. Generally, the options vest over a three-year period, are forfeited in the event the participant is not in the Company’s employ on the vesting date and have a five-year term.

The PSP, awards under which were discontinued in 2004, provided long-term incentive compensation based on our cumulative performance and the price of our common stock measured at the end of three-year award cycles. Under the PSP, a participant received a grant expressed in shares that are earned if we have reached specific performance goals at the end of the relevant three-year cycle. Depending upon actual performance versus target and whether the participant remains employed by us as of the payout date, he or she may earn a fewer or greater number of performance share units (from 0% to 150% of those initially granted). The value of an award (which may be paid in cash or restricted stock units) at the end of the three-year award cycle will be equal to the product of the number of performance share units earned multiplied by the fair market value of the shares of our common stock on the payout date. We do not expect to achieve the profitability targets established for the awards under the PSP and thus do not expect that these awards will require any payout.

Compensation of the Chief Executive Officer.    Mr. Friel became our Chief Executive Officer on June 24, 2003, having held numerous leadership positions with the firm since joining us in 1979. Effective June 24, 2003, we entered into a contract with Mr. Friel under which Mr. Friel receives a salary of $600,000 per year with a target bonus of $600,000. While the 2003 agreement provides that Mr. Friel would receive 100% of his target bonus for his first twelve months of service as CEO, the Compensation Committee used the executive compensation practices described above to determine the balance of Mr. Friel’s 2004 compensation. In setting both the cash and equity elements of Mr. Friel’s compensation, the Committee made an overall assessment of Mr. Friel’s leadership in establishing the Company’s long-term and short-term strategic, operational and business goals. Mr. Friel’s total compensation reflects a consideration of both competitive factors and the Company’s performance against an operating income target and other strategic objectives established by the Committee. For 2004, Mr. Friel received his base salary of $600,000. Mr. Friel’s incentive compensation consisted of a target bonus of $600,000, and options to purchase 50,000 shares of Company common stock.

In 2001, we received warrants to purchase 1,194,308 shares of Google, Inc. (“Google”) at a price of $0.30 per share issued in connection with recruitment fees. On August 19, 2004, we exercised the warrants pursuant to their cashless exercise feature and received 1,190,092 shares of Google common stock. In September, 2004 we sold all the shares of common stock of Google that we held in ordinary brokerage transactions with the transaction resulting in aggregate net proceeds of approximately $128.8 million.

Pursuant to the terms of our compensation policy with respect to warrants, 55% of the net proceeds from these sales of shares of common stock of Google is payable to our consultants involved with the search in the month following the monetization. Prior to becoming our Chief Executive Officer, Mr. Friel was a member of this search team and was entitled to receive 25% of the consulting team’s share. In 2004, Mr. Friel’s compensation included $389,816 of his share of the net proceeds of this monetization. Mr. Friel has elected to defer receipt of the balance of his share of the net proceeds ($17,272,900) under an unfunded deferred compensation arrangement that provides a market rate of return.

Certain Tax Matters.    Section 162 (m) of the Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States.

THE COMPENSATION COMMITTEE

Robert E. Knowling, Jr. (Chairman)

Richard I. Beattie

Jill Kanin-Lovers

Douglas C. Yearley

PERFORMANCE GRAPH

The following performance graph compares the annual percentage change in our cumulative total stockholder return for the last five fiscal years with the cumulative total stockholder return of the Nasdaq Composite Index and a Peer Group constructed by us. Cumulative total stockholder return for each of the periods shown in the graph is measured assuming an initial investment of $100 as of December 31, 1999, and assumes the reinvestment of any dividends paid.

The Peer Group is comprised of four publicly traded companies that are engaged principally, or in significant part, in executive search consulting and/or leadership consulting services. We believe that they constitute the best approximation of a peer group among companies that were publicly traded for the period being evaluated. Many of our direct competitors who specialize in senior-level executive search are privately held firms.

The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. Previously, the members of the Peer Group were Caldwell Partners International, Inc., Korn/Ferry International, Monster Worldwide Inc., Hudson Highland Group, Inc. and Whitehead Mann Group PLC. For 2004, we have changed our Peer Group to remove Caldwell Partners (which focuses its executive search business primarily in Canada) and add Hewitt Associates, Inc., a firm that engages in human resources consulting and outsourcing.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG HEIDRICK & STRUGGLES INTERNATIONAL, INC.,

THE NASDAQ MARKET (U.S.) INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP

Measurement Period (1)	HSII ($)	NASDAQ ($)	Old Peer Group ($)	New Peer Group ($)
12/99	100.00	100.00	100.00	100.00
12/00	99.56	60.09	74.39	63.11
12/01	42.96	45.44	55.47	35.62
12/02	34.72	26.36	16.82	21.52
12/03	51.60	38.55	34.58	28.66
12/04	81.11	40.87	50.16	33.01

(1)	Based on $100 invested on December 31, 1999 in our common stock, the Nasdaq Composite Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing general oversight of our financial accounting and reporting processes, selection of critical accounting policies, and system of internal controls. The Audit Committee is presently composed of four directors, Messrs. Knowling, Fazio and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable Nasdaq Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in Securities and Exchange Commission rules. During 2004, the Audit Committee met ten times.

In 2005, the Board of Directors amended the Audit Committee’s charter. A copy of the amended charter is attached to this proxy statement as Appendix A. You can also access the amended charter on the Corporate Governance portion of our website at: http://www.heidrick.com.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our independent registered public accounting firm (“KPMG LLP”) all annual and quarterly financial statements prior to their issuance.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”).

The Audit Committee also discussed with KPMG LLP matters relating to its independence including the written disclosures and letter from KPMG LLP to the Audit Committee pursuant to Independence Standards Board Standard No.1 (“Independence Discussions with Audit Committees”), as currently in effect .

During 2004, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structures. The Audit Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with our director of internal audit, in each case without the presence of management, to raise and discuss any issues they may have about the adequacy and proper functioning of our internal and disclosure control systems and procedures.

In performing these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for our financial statements and the overall reporting process, including our systems of internal controls. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present our financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit Committee.

During 2004, management documented, tested and evaluated our internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit Committee apprised of the company’s progress at each regularly scheduled Audit Committee meeting. Management has provided the Audit Committee with a report on the effectiveness of our internal controls. We have reviewed management’s assessment of the effectiveness of our internal controls and KPMG LLP’s evaluation thereof included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Based on the above mentioned reviews and discussions with management and our independent registered public accounting firm, the undersigned Audit Committee members recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee has also recommended that KPMG LLP be selected as our independent registered public accounting firm for 2005.

THE AUDIT COMMITTEE

John A. Fazio (Chairman)

Robert E. Knowling, Jr.

Jill Kanin-Lovers

V. Paul Unruh

INDEPENDENT AUDITORS

As recommended by the Audit Committee, the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for 2005. Representatives of KPMG LLP are expected to be present at our annual meeting. KPMG LLP will be provided the opportunity to make a statement at the annual meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

All services provided by KPMG LLP in 2004 were, and all services to be provided by KPMG LLP in 2005 will be, permissible under applicable laws and regulations. All services provided by KPMG LLP are pre-approved by the Audit Committee.

The table below sets forth the fees billed by KPMG LLP for professional services (both audit and non-audit). Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements.

Fee Category	2004	% of Total	2003	% of Total
Audit Fees (1)	$2,198,400	99%	$801,537	82%
Audit-Related Fees (2)	19,000	1%	11,000	1%
Tax Fees (3)	8,359	0%	88,818	9%
All Other Fees (4)	0	0%	81,459	8%

Total Fees	$2,225,759	100%	$982,814	100%

(1)	Fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits required internationally and, in 2004 only, the audit of the effectiveness of our internal control over financial reporting.

(2)	Fees for professional services rendered related to the audit of an employee benefit plan.

(3)	Fees for tax services, including tax compliance, tax advice and tax planning.

(4)	Fees for miscellaneous accounting advice, employee benefit plan compliance services and Sarbanes-Oxley Section 404 advisory services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have no reportable “certain relationships and transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock are also required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, we believe that, during 2004, all forms required under Section 16(a) applicable to our officers, directors, and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under our Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to us. The advance notice must contain certain information specified in our Amended and Restated Bylaws and be delivered to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“SEC Rule 14a-8”).

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of our stockholders intended to be included in our proxy materials for the 2006 Annual Meeting of Shareholders must be received by our Secretary at our principal executive offices by December 16, 2005. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in our proxy materials for the 2006 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business we are aware of that is to be acted upon at the annual meeting. If, however, other matters should properly come before us at the annual meeting, the persons appointed by your signed proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,

Stephen W. Beard

Secretary

Chicago, Illinois

April 14, 2005

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Audit Committee Charter

A.	Name

There shall be a committee of the Board of Directors (the “Board”) of Heidrick & Struggles International, Inc. (the “Company”) which shall be called the Audit Committee.

B.	Purpose

As described in more detail below, the purpose of the Audit Committee is as follows. The Audit Committee shall be directly responsible for the appointment of, compensation of and oversight over the work of the Company’s independent auditors. The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the independent public accountant’s qualifications and independence and (3) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall review and approve the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual meeting proxy statement.

C.	Organization and Procedure

The Audit Committee shall be appointed by the Board and shall be comprised of no fewer than three Board members satisfying the membership requirements set forth below.

The members of the Audit Committee shall be appointed by the Board, considering the recommendation of the Nominating and Board Governance Committee and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Committee membership.

The Audit Committee shall meet as often as it determines is appropriate, but not less frequently than four times per year. The Audit Committee periodically will hold private meetings with the internal auditor and the independent auditor (without management) and will hold private meetings with management as appropriate. Meeting agendas will be prepared by the Chief Financial Officer and the Corporate Secretary, in consultation with the Audit Committee Chairperson, and provided in advance to members, along with appropriate briefing materials.

The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it. Except as expressly provided in this Charter, the Amended and Restated Bylaws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by The NASDAQ Stock Market, Inc. (“NASDAQ”), the Audit Committee shall fix its own rules of procedure.

D.	Statement of Policy

The Audit Committee shall provide assistance to the Board in fulfilling the Board’s responsibilities to the shareholders and other securityholders of the Company regarding corporate accounting and reporting practices, including the quality and integrity of the financial reports of the Company. In doing so, the Audit Committee should strive to maintain free and open means of communication among the Audit Committee Members, independent auditors and financial management of the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

E.	Membership Requirements

The following criteria for membership on the Audit Committee shall be followed:

1. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

2. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined in the applicable SEC rules.

3. Each member of the Audit Committee shall meet the independence requirements of the Company’s Director Independence Standards and the applicable NASDAQ and SEC rules for being a member of an audit committee, subject to any exceptions authorized under the rules, as such rules are amended from time to time.

F.	Committee Authority

The Audit Committee shall have the sole authority to appoint or replace the independent auditors and shall approve all audit engagement fees and terms. The Audit Committee shall also have the sole authority to approve the provision of any permissible non-audit services by the independent auditors and the fees with respect thereto. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of permissible non-audit services may be made by the Chairperson of the Audit Committee in accordance with the rules of the SEC.

The Audit Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Audit Committee shall have the authority to retain and fund legal, accounting or other consultants to advise it, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee may request any officer or employee of the Company, the independent auditor, the Company’s outside counsel, the Audit Committee’s counsel or others to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

G.	Committee Responsibilities

The Audit Committee shall have the following responsibilities:

1. The Audit. Meet and review with management and the independent auditor the following:

a. The scope and plan, and coordination of audit efforts.

b. The results of the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements.

c. Any problems, difficulties or differences encountered in the course of audit work, including any disagreements with management or restrictions on the scope of activities or access to requested information and responses thereto (the Audit Committee also shall resolve such disagreements).

d. Any changes required in the planned scope of the audit plan.

e. Critical accounting policies and practices used by the Company in preparing its financial statements.

f. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

g. The independent auditor’s judgments about the quality, not just the acceptability, of accounting principles as applied in the Company’s financial reporting, including the consistency of the Company’s accounting policies and their application and the clarity and completeness of the Company’s financial statements and related disclosures.

h. The independent auditor’s reasoning in determining the appropriateness of (i) changes in the Company’s accounting practices or policies, (ii) Company estimates, judgments and uncertainties, (iii) unusual transactions and (iv) accounting policies relating to significant financial statement items.

i. Material communications between the independent auditor and management, including any management letter.

j. Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, particularly Statement of Auditing Standards (“SAS”) No. 61, as may be modified or supplemented, or the rules of the SEC.

k. Any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise).

l. The scope and results of testing done by the independent auditor to support its attestation reports required under Section 404 of the Sarbanes-Oxley Act of 2002.

2. Company Reporting. The Audit Committee shall do the following with respect to the Company’s reporting obligations:

a. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

b. Recommend to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC.

c. Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before the filing of the Company’s Form 10-K and Form 10-Q.

d. Prepare the Audit Committee’s report that is made in periodic filings as required by the applicable NASDAQ and SEC rules, and take the appropriate steps to ensure that such report complies with applicable requirements, including compliance with the SEC requirement that this Charter be appended to the Company’s proxy statement at least once every three years.

e. Confirm that the Company’s quarterly financial statements have been reviewed by the Company’s independent auditor, in accordance with SAS No. 71, as amended by SAS No. 90, prior to the filing with the SEC of each quarterly report on Form 10-Q.

f. Review with management the adequacy and effectiveness of the Company’s internal accounting and financial controls, including any related recommendations of the independent auditor and management’s responses thereto.

g. Review with management, and any outside professional as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.

h. Review with management and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements

3. Earnings Announcements. Discuss with management, prior to distribution, earnings press releases (paying particular attention to any use of pro forma information or non-GAAP financial measures), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

4. Independent Auditor Selection. Appoint the independent auditor; approve all audit and permissible non-audit engagements and fees of the independent auditor; and oversee and review the performance of the independent auditor and take any appropriate actions, including discharge and replacement.

5. Independence of Auditor. Confirm the independence and objectivity of the independent auditor, including receiving from the independent auditor, on an annual basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1; actively engage in discussions with the independent auditor regarding any disclosed relationships or services that may affect their objectivity and independence; oversee the independence of the independent auditor; and ensure that appropriate audit personnel are rotated from the review and audit of the Company’s financial statements as required by the applicable rules of the SEC.

6. Peer Review. Confirm that the independent auditor meets the peer review requirements set forth in the applicable NASDAQ and PCAOB rules; review with the independent auditor the results of its annual PCAOB review.

7. Second Opinions. Discuss with management any second opinions sought from an accounting firm other than the independent auditors, including the substance and reasons for seeking any such opinion.

8. Internal Audit. Review findings from completed internal audits and progress reports on the proposed internal audit plan. Approve the appointment, reassignment or dismissal of the director of internal audit.

9. Investigations. Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

10. Whistleblower Complaints. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters in accordance with the applicable NASDAQ rules.

11. Regulatory Matters. Review with the General Counsel any legal and regulatory matters that may have a material impact on the Company’s financial statements, financial condition or results of operations.

12. Code of Business Conduct and Ethics. Consult with the Nominating and Board Governance Committee on the adequacy of the Code of Business Conduct and Ethics; review the Company’s procedures for detecting violations of and ensuring compliance with the Code of Business Conduct and Ethics; review all violations and waivers of the Code of Business Conduct and Ethics.

13. Related Party Transactions. Review all related party transactions reported to the Audit Committee by the Nominating and Board Governance Committee for appropriate financial statement disclosure.

14. Significant Risks. Inquire of management and the independent auditor concerning significant financial risks or exposures and assess the steps management has taken to minimize such risks; review with the independent auditor its assessment of fraud risks under SAS 99.

15. Retention of Independent Auditor Personnel. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account, which comply with the applicable rules of the SEC.

16. Private Meetings. Meet periodically with the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

17. Board Reports. Report periodically to the Board on its meetings and other activities.

18. Delegation. Form and delegate authority to subcommittees when appropriate.

19. Annual Review of Charter. Review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval.

Adopted: October 2, 2003 Board Meeting.

Amended: February 15, 2005 Board Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE PROPOSALS LISTED BELOW.

[Front]

PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors of

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

I hereby appoint Stephen W. Beard and Eileen A. Kamerick, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of March 31, 2005 at the Annual Meeting of Stockholders to be held on May 17, 2005 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

I. ELECTION OF DIRECTORS (Mark only one box).

FOR

all nominees listed below

(except as marked to the

contrary below) WITHHOLD AUTHORITY?

to vote for all nominees listed below

Nominees: Robert E. Knowling

Jill Kanin-Lovers

Gerard R. Roche

V. Paul Unruh

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and strike a line through the nominee’s name in the list above.)

II. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal I.

Please sign your name on the reverse side of this Proxy Card exactly as it appears below.

(Affix Mailing Label Here)

[Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Dated , 2005

Your signature

Signature of co-owner, if held jointly

YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.